Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 27, 2018 (this "Amendment"), is among SAGA COMMUNICATIONS, INC. (the "Borrower"), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

RECITALS

A.       The Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent are parties to a Credit Agreement dated as of August 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the Second Amendment Effective Date (as defined below), the “Existing Credit Agreement”).

B.       The Borrower and the other Loan Parties desire to amend the Existing Credit Agreement, and the Administrative Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the parties hereto agree that the Existing Credit Agreement (including the Exhibits and Schedules thereto) is hereby amended as reflected by the amended Credit Agreement attached hereto as Exhibit A (the “Amended Credit Agreement”) and any term or provision of the Existing Credit Agreement (including the Exhibits and Schedules thereto) which is different from that set forth in the Amended Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended Credit Agreement.

ARTICLE II. REPRESENTATIONS. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

2.1 The execution, delivery and performance of this Amendment are (a) within each Loan Party's organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders; (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (c) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (d) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.

2.2       This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.3       After giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

2.4       As of the date hereof, no Default exists or has occurred and is continuing, and no Default will be caused after giving effect to this Amendment.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as the date hereof (the “Second Amendment Effective Date”) when all of the following conditions have been satisfied:

3.1       The Borrower, the other Loan Parties and the Lenders shall have signed this Amendment.

3.2       The Administrative Agent shall have received such resolutions and certificates of the Loan Parties, such opinions of counsel and such other documents and instruments, in each case as the Administrative Agent may reasonably request.

ARTICLE IV. MISCELLANEOUS.

4.1       References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

4.2       Except as expressly amended hereby, the Loan Parties agree that the Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Loan Parties acknowledges and agrees that the Administrative Agent and the Lenders have fully performed all of their obligations under all Loan Documents or otherwise with respect to the Loan Parties, all actions taken by the Administrative Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any currently existing claims or causes of action against the Administrative Agent or any Lender, any Subsidiary or Affiliate thereof or any of their successors or assigns, and waives any such claims or causes of action of which they are aware. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

4.3       Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures or signatures sent by other electronic imaging shall be effective as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush
Name:	Samuel D. Bush
Title:	Chief Financial Officer

FRANKLIN COMMUNICATIONS, INC.
SAGA BROADCASTING, LLC
SAGA COMMUNICATIONS OF NEW ENGLAND, LLC
SAGA COMMUNICATIONS OF ARKANSAS, LLC
SAGA COMMUNICATIONS OF NORTH CAROLINA, LLC
TIDEWATER COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF ILLINOIS, LLC
SAGA COMMUNICATIONS OF SOUTH DAKOTA, LLC
LAKEFRONT COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF NEW HAMPSHIRE, LLC
SAGA COMMUNICATIONS OF CHARLOTTESVILLE, LLC
SAGA COMMUNICATIONS OF IOWA, LLC
SAGA QUAD STATES COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF TUCKESSEE, LLC
SAGA COMMUNICATIONS OF MILWAUKEE, LLC

By:	/s/ Samuel D. Bush
Name:	Samuel D. Bush
Title:	Treasurer

Signature Page to Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Marc Moses
Name:	Marc Moses
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK

By:	/s/ Peter Stasovich
Name:	Peter Stasovich
Title:	Senior Vice President

Signature Page to Second Amendment to Credit Agreement

CITIZENS BANK, NATIONAL ASSOCIATION

By:	/s/ Christopher M. Matje
Name:	Christopher M. Matje
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement